Exhibit 5.1
[LETTERHEAD OF PATTON BOGGS LLP]
November 23, 2005
Bay View Deposit Corporation
1840 Gateway Drive
San Mateo, California 94404

Re:	Bay View Deposit Corporation 462(b) Registration Statement on Form S-3 (the “462(b) Registration Statement”)
Ladies and Gentlemen:
     We have acted as special counsel for Bay View Deposit Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), and we act as special counsel for certain trusts to be formed (the “Trusts” and together with the Company, each an “Issuer”) in connection with the proposed issuance of automobile receivable backed certificates and/or notes (the “Securities”) and we have acted as special counsel to the Company with respect to the 462(b) Registration Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) of the Securities Act of 1933, as amended, on November 23, 2005 (the “Act”) in respect of the Company’s registration statement No. 333-121380 on Form S-3 (the “2004 Registration Statement,” and together with the 462(b) Registration Statement, the “Registration Statement”), which 462(b) Registration Statement relates to the registration by the Company of Asset Backed Securities to be sold in amounts to be determined at the time of sale and to be set forth in a Supplement (a “Prospectus Supplement”) to the Prospectus (the “Prospectus”) included in the 2004 Registration Statement.
     We have examined such corporate records, certificates, and other instruments, and have reviewed such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In our examination of such documents and instruments, we have assumed the authenticity of all documents and instruments submitted to us as originals, the conformity to originals of all documents and instruments submitted to us as copies and the authenticity of the originals of such documents and instruments.
     On the basis of such examination and review, in our opinion, with respect to automobile receivable backed certificates (the “Certificates”) issued under a Pooling and

Bay View Deposit Corporation
November 23, 2005

Servicing Agreement in substantially the form set forth as Exhibit 4.1 to the 2004 Registration Statement (each, a “Pooling and Servicing Agreement”) among the Company, as depositor, Bay View Acceptance Corporation (“BVAC”), as servicer, and the trustee of a Trust (the “Trustee”), when (i) the Registration Statement shall have become effective under the Securities Act of 1933, as amended (the “Act”); (ii) the applicable Prospectus Supplement has been prepared, completed, filed and delivered in accordance with the Act; (iii) pricing and similar terms have been appropriately completed and the applicable Pooling and Servicing Agreement has been duly executed and delivered; and (iv) the Certificates shall have been executed, authenticated, issued, and delivered against payment therefor by the appropriate Trustee under the applicable Pooling and Servicing Agreement and sold in accordance with the terms set forth in the applicable form of underwriting agreement between the Company, BVAC and the applicable underwriter or underwriters, relating to the Certificates, the Certificates will be legally issued, fully paid and non-assessable.
     Furthermore, on the basis of our examination and review, in our opinion, with respect to automobile receivable backed notes (the “Notes”) issued under an indenture in substantially the form set forth as Exhibit 4.3 to the 2004 Registration Statement (each, an “Indenture”) among a Trust, as issuer, and the indenture trustee for the Notes (the “Indenture Trustee”) when (i) the Registration Statement shall have become effective under the Act; (ii) the applicable Prospectus Supplement has been prepared, completed, filed and delivered in accordance with the Act; (iii) pricing and similar terms have been appropriately completed and the applicable Indenture has been duly executed and delivered; and (iv) the Notes shall have been executed, authenticated, issued, and delivered against payment therefor by the appropriate Indenture Trustee under the applicable Indenture and sold in accordance with the terms set forth in the applicable form of underwriting agreement between the Company, BVAC and the applicable underwriter or underwriters, relating to the Notes, the Notes will constitute valid and binding obligations of the Trust, enforceable against the Trust in accordance with their respective terms, except that the enforceability thereof may be subject to (a) bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent or preferential conveyance or other similar laws now or hereinafter in effect relating to creditors’ rights generally, (b) general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and to the discretion of any court before which such proceedings therefor may be brought and (c) public policy considerations.
     The foregoing is limited to the application of the internal laws of the State of New York and applicable federal law, and no opinion is expressed herein as to any matter governed by the laws of any other jurisdiction.

Bay View Deposit Corporation
November 23, 2005

     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus forming part of the 2004 Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.
     We understand that prior to offering for sale any Securities you will advise us in writing of the terms of the offering and of such Securities and will afford us an opportunity to review the operative documents (including the applicable prospectus supplement) pursuant to which the Securities are to be offered, sold, and issued and will file as an exhibit to the Registration Statement any supplement or amendment to this opinion, if any, we reasonably consider necessary or appropriate by reason of the terms of such Securities or other pertinent circumstances.
     This opinion is expressly limited to the matters set forth above and we render no other opinion and express no other belief, whether by implication or otherwise, as to any other matters. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any facts, circumstances, events or developments that may be brought to our attention in the future, which facts, circumstances, events or developments may alter, affect or modify the opinion expressed herein.
Sincerely,
/s/ Patton Boggs LLP
Patton Boggs LLP
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